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                                November 21, 1997


Resource Asset Investment Trust
1521 Locust Street
Philadelphia, PA 19102

Gentlemen/Ladies:

         We have acted as counsel to Resource Asset Investment Trust (the "Company") in connection with the preparation and filing by the Company of a registration statement, as amended to date (the "Registration Statement"), on Form S-11 under the Securities Act of 1933, as amended (the "Act"), with respect to the offering by the Company of its common shares of beneficial interest (the "Common Shares"). In connection therewith, you have requested our opinion as to certain matters referred to below.

         In our capacity as such counsel, we have familiarized ourselves with the actions taken by the Company in connection with the registration of the Common Shares. We have examined the originals or certified copies of such records, agreements, certificates of public officials and others, and such other documents, including the Registration Statement, as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures on original documents and the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as conformed or photostatic copies, and the authenticity of the originals of such latter documents. We are attorneys admitted to practice in the Commonwealth of Pennsylvania and, accordingly, we express no opinion with respect to matters governed by the laws of any jurisdiction other than the Commonwealth of Pennsylvania, the general corporation laws and partnership laws of the State of Delaware and the federal laws of the United States of America. As to matters governed by the laws of the State of Maryland, we have relied upon the opinion of Arnold & Porter, a copy of which has been delivered to you.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. The Company is a real estate investment trust which has been duly formed and is validly subsisting under the laws of the State of Maryland.


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Resource Asset Investment Trust
November 21, 1997
Page 2


         2. The Company's subsidiaries, RAIT General, Inc. and RAIT Limited, Inc., are corporations which have been duly formed and are validly subsisting under the laws of the State of Delaware.

         3. RAIT Partnership, L.P. is a limited partnership which has been duly formed and is validly subsisting under the laws of the State of Delaware.

         4. When issued and paid for, the Common Shares will be duly authorized, validly issued, fully paid and non-assessable.

         We hereby consent to the references to this opinion and to Ledgewood Law Firm, P.C. in the Prospectus included as part of the Registration Statement under the caption "Legal Matters," and to the inclusion of this opinion as an exhibit to the Registration Statement.

                                              Very truly yours,

                                              /s/ Ledgewood Law Firm, P.C.

                                              LEDGEWOOD LAW FIRM, P.C.